UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, 7th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 10, 2011, Vringo, Inc. (the “Company”) issued a press release announcing that it had entered into a Strategic Cooperation Agreement (“Agreement”) with m-Wise, Inc. (“m-Wise”). The Agreement supersedes prior arrangements and proposed transactions between the parties, including a non-binding letter of intent entered into between the parties on March 8, 2011, pursuant to which Vringo agreed, subject to certain conditions, to purchase all or substantially all of the assets of m-Wise (the “Letter of Intent”), which was terminated concurrently with the Agreement. Under the terms of the Agreement, the parties agree to cooperate on projects and to make introductions and referrals to the products and services of the other party. Vringo will also license m-Wise’s Mobile Originated Message Access (“MOMA”) platform to build and sell services.

A copy of the press release announcing the execution of the Agreement and the termination of the Letter of Intent is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1        Press Release, dated June 10, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2011	VRINGO, INC.

	By:	/s/ Andrew Perlman
Name: Andrew Perlman
Title: President